                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               GENERAL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ /  $500  per each party to the controversy  pursuant to Exchange  Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2)  and identify the  filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                 August 14, 1995

To Our Stockholders:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders, which will be held in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 18, 1995, at 11:00 a.m. Central Daylight Savings Time. All holders of the Company's outstanding common stock as of July 20, 1995 are entitled to vote at the Annual Meeting.

    Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and stockholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 12:15 p.m., but members of senior management will remain to answer any additional questions you may have. Also, a report of the Annual Meeting will be included in the mid-year report that is mailed to all stockholders in January.

    WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                                               Sincerely,

                                                     [SIGNATURE]
                                               Stephen W. Sanger
                                               Chairman of the Board and
                                               Chief Executive Officer

                              GENERAL MILLS, INC.

------------------------------------------------------

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 18, 1995
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 18, 1995, at 11:00 a.m., Central Daylight Savings Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, for the following purposes:

1.  To elect twelve directors;

2. To approve the selection of KPMG Peat Marwick LLP to audit the consolidated financial statements of General Mills, Inc. for the fiscal year beginning May 29, 1995;

3. To consider and act upon the General Mills, Inc. 1995 Salary Replacement Stock Option Plan; and

4. To act upon any other business which may properly be brought before the meeting.

The close of business on July 20, 1995 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                               By Order of the Board of
                                               Directors,
                                               SIRI S. MARSHALL
                                               Secretary

August 14, 1995

                              GENERAL MILLS, INC.
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 18, 1995

VOTING PROCEDURES

This Proxy Statement is being sent beginning on August 14, 1995, to all holders of the common stock ($.10 par value) (the "Common Stock") of General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440 (the "Company") entitled to vote at the Annual Meeting of Stockholders on September 18, 1995, in order to furnish information relating to the business to be transacted. Stockholders of record at the close of business on July 20, 1995 are entitled to vote at the meeting. As of that date, there were 158,433,123 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. The 45,720,209 shares of Common Stock held in the Company's treasury will not be voted.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States or Canada.

    You have three choices on each matter to be voted upon at the Annual Meeting. For the election of directors, by checking the appropriate box on your proxy card you may: (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify on the appropriate line. See "General Information" under Item No. 1. Concerning the other items, by checking the appropriate box you may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on the item.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR the approval of the selection of KPMG Peat Marwick LLP as independent auditors and FOR the adoption of the General Mills, Inc. 1995 Salary Replacement Stock Option Plan. The affirmative vote of the holders of two-thirds of the Common Stock present or represented at the Annual Meeting is required for approval of the General Mills, Inc. 1995 Salary Replacement Stock Option Plan. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any specific matter will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained, and therefore will have no effect on the outcome of the vote on any such matter.

    The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at a fee of $9,000 plus reimbursement of its out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson & Company Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

    A copy of the 1995 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 28, 1995, was mailed on or about August 11, 1995 to all stockholders entitled to vote at the Annual Meeting. If upon receipt of your proxy material you have not received the Annual Report, please call 1-800-245-5703 and a copy will be forwarded to you.

    Shares of Common Stock credited to the accounts of participants in the Automatic Dividend Reinvestment Plan (including the employee payroll deduction stock purchase plan) of the Company have been added to such persons' other holdings on their proxy cards. If a stockholder is a participant in the Voluntary Investment Plan of the Company and shares of Common Stock have been allocated to such person's account in the plan, the proxy also serves as voting instructions to the trustee of such plan. The plan trustee also votes allocated shares of Common Stock for which it has not received direction, as well as unallocated shares held by the trustee, in the same proportion as directed shares are voted.

CERTAIN OWNERS OF COMMON STOCK

State Street Bank and Trust Company, Boston, Massachusetts, has advised the Company that as of June 30, 1995, it held 9,381,686 shares of Common Stock (5.93% of the then outstanding Common Stock) and that (i) 7,678,735 shares were held in its capacity as trustee of the Company's savings plan and 1,702,951 shares were held in its capacity as trustee for various personal trust accounts, other employee benefit plans and index accounts; and (ii) it had sole power to vote 1,333,612 of such shares, shared voting power on 8,048,074 shares, sole dispositive power on 1,422,858 shares and shared dispositive power on 7,958,828 shares. The Company knows of no other holder with more than five percent of the outstanding Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that the initial filing for Jon L. Finley did not accurately report the amount of Common Stock held by him due to administrative error; a corrected report was subsequently filed.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

Directors will hold office until the next Annual Meeting and until their successors are duly chosen and qualify, or until their earlier resignation or removal. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

    The Board of Directors has a policy regarding tenure that provides that non-employee directors serve on the Board for no more than 15 years after first election, subject to retirement at age 70 or at the end of five years from such director's retirement from his or her principal organization, whichever comes first.

BOARD COMPENSATION AND BENEFITS

Employee directors do not receive additional compensation for serving on the Board of Directors. Non-employee directors received an annual retainer for the 1995 fiscal year of $25,000 plus $1,000 for each Board meeting attended and $700 for each committee meeting attended. The non-employee directors' remuneration is paid quarterly. Each year the non-employee directors may elect to receive all or a portion of their remuneration: (i) in cash payments; (ii) in cash payments deferred until the director retires, with such amounts earning interest; or
(iii) in Common Stock having a market value equal to the remuneration due. In 1995 L. D. DeSimone, K. A. Macke and C. A. Wurtele elected to receive all of their remuneration in Common Stock; W. T. Esrey, J. R. Hope, G. Putnam and D. A. Terrell received cash payments; R. M. Bressler and M. D. Rose deferred cash payments; and A. M. Spence received 25% in Common Stock, 15% in cash and 60% in deferred cash. Under the Stock Plan for Non-Employee Directors, each such director receives 400 shares of restricted stock annually upon election or re-election; the restrictions lapse at the later of the next year's annual meeting date or the director's termination of service on the Board. Each non-employee director also receives a one-time stock option grant for 2,500 shares upon first election to the Board. A retirement plan for non-employee directors provides for an annual retirement benefit for directors who have served at least five years in an amount equal to the retainer fee in effect at the date of the director's retirement, payable for the lesser of (i) the number of years of the director's service; or (ii) the lifetime of the director. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

    As part of its overall program to promote charitable giving, the Company has established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate $1 million to one or more qualifying charitable organizations recommended by the individual director and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

COMMITTEES OF THE BOARD

During the fiscal year ended May 28, 1995, the Board of Directors met seven times and various committees of the Board met a total of ten times. Attendance at Board meetings and all committee meetings averaged 93%. Each director attended more than 75% of the Board meetings and the meetings of Board committees on which the director served, except Richard M. Bressler.

    AUDIT COMMITTEE. The Audit Committee consists of six non-employee directors: Michael D. Rose (Chair), Richard M. Bressler, William T. Esrey, Judith Richards Hope, A. Michael Spence and C. Angus Wurtele. The Audit Committee met twice during fiscal 1995. It meets separately with representatives of the Company's independent auditors and with representatives of senior management and the internal auditors. The Committee reviews: (i) the general scope of audit coverages; (ii) the fees charged by the independent auditors;
(iii) matters relating to the internal control systems; (iv) the value of goodwill and other intangibles; and (v) the expenses of senior executives.

    COMPENSATION COMMITTEE. The Compensation Committee consists of five non-employee directors: Richard M. Bressler (Chair), Livio D. DeSimone, Kenneth
A. Macke, George Putnam and Michael D. Rose. The Compensation Committee met five times during fiscal 1995. The Committee administers the stock option and long-term incentive plans and the Executive Incentive Plan, and in this capacity it makes or recommends all option grants or awards to Company officers and executives under these plans. In addition, the Committee makes recommendations to the Board with respect to the compensation of the Chairman of the Board and approves the compensation paid to other senior executives. The Committee also recommends the establishment of policies dealing with various compensation, pension and profit-sharing plans for the Company and its subsidiaries. See pages 16-21 for its report on executive compensation.

    EXECUTIVE COMMITTEE. During fiscal 1995, the Executive Committee consisted of eight directors: H. Brewster Atwater, Jr. (Chair, retired 5/28/95), Richard
M. Bressler, Livio D. DeSimone, William T. Esrey, Joe R. Lee (resigned as a director of the Company to become Chairman and Chief Executive Officer of Darden Restaurants, Inc., the company comprising the restaurant operations that was distributed to General Mills' shareholders effective 5/28/95), George Putnam, Stephen W. Sanger and Mark H. Willes (resigned effective 5/26/95). The Executive Committee did not meet in fiscal 1995. Pursuant to the By-Laws, the Committee has the authority to take all actions that could be taken by the full Board of Directors. It may meet between regularly scheduled meetings to take such action as is necessary for the efficient operation of the Company.

    Effective May 28, 1995, Stephen W. Sanger became Chair of the Committee.

    FINANCE COMMITTEE. The Finance Committee consists of six non-employee directors: George Putnam (Chair), Livio D. DeSimone, William T. Esrey, A. Michael Spence, Dorothy A. Terrell and C. Angus Wurtele. The Finance Committee met twice during fiscal 1995. It reviews and makes recommendations relating to public offerings of debt and equity securities, major borrowing commitments and other significant financial strategies, including the dividend policy of the Company.

    NOMINATING COMMITTEE. The Nominating Committee consists of six non-employee directors: William T. Esrey (Chair), Richard M. Bressler, Judith Richards Hope, Kenneth A. Macke, Michael D. Rose and A. Michael Spence. The Nominating Committee did not meet during fiscal 1995. The Committee's duties include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the Company. It will consider candidates proposed by stockholders. Generally, candidates must be highly qualified and be both willing and affirmatively desirous of serving on the Board. They should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

    PUBLIC RESPONSIBILITY COMMITTEE. The Public Responsibility Committee consists of six non-employee directors: C. Angus Wurtele (Chair), Livio D. DeSimone, Judith Richards Hope, Kenneth A. Macke, George Putnam and Dorothy A. Terrell. The Public Responsibility Committee met once in fiscal 1995. The duties of the Committee are to review and make recommendations regarding the Company's policies, programs and practices in relation to public issues of significance to the Company. In addition, it reviews and makes recommendations regarding trends in the political and social environment that may affect the operations of the Company.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth in the following table is the beneficial ownership of Common Stock as of July 31, 1995 for all directors as of the date of this Proxy Statement, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Shares listed as beneficially owned include shares allocated to participant accounts under the Company's savings plan as of July 31, 1995, according to the plan administrator.

No director or executive officer owns more than 0.85% of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 2.92% of the total outstanding shares (including exercisable options).

                             NAME                                   SHARES (A)
--------------------------------------------------------------     ------------
H. B. Atwater.................................................       395,497
R. M. Bressler................................................         9,774
L. D. DeSimone................................................         6,130
W. T. Esrey...................................................         3,887
C. W. Gaillard................................................        71,164(b)
J. R. Hope....................................................         4,438
J. R. Lee.....................................................        83,716(c)
K. A. Macke...................................................         3,958

                             NAME                                   SHARES (A)
--------------------------------------------------------------     ------------
J. J. O'Hara..................................................        29,144
G. Putnam.....................................................        82,430
M. D. Rose....................................................         7,066(d)
S. W. Sanger..................................................        32,082
A. M. Spence..................................................         1,824
D. A. Terrell.................................................           611
C. A. Wurtele.................................................        18,162
All directors and executive officers as a group.................................
                                                                   1,065,589

------------------------------
(a) The amounts shown do not include the following shares that may be acquired pursuant to outstanding exercisable options: H. B. Atwater, 943,426 shares; C.
W. Gaillard, 356,834 shares; J. R. Lee, 269,976 shares; J. J. O'Hara, 136,667 shares; and S. W. Sanger, 289,283 shares; all other listed persons except R. M. Bressler, 3,038 shares each; and all directors and executive officers as a group, 3,558,926 shares. (b) Included in the shares for Mr. Gaillard are 626 shares owned by members of his family, in which he disclaims any beneficial interest. (c) Included in the shares for Mr. Lee are 800 shares owned by a family member, in which he disclaims any beneficial interest. (d) Included in the shares for Mr. Rose are 1,600 shares owned by or held in trust for members of his family, in which he disclaims any beneficial interest.

INFORMATION CONCERNING NOMINEES

               RICHARD M. BRESSLER                       Director since 1984

               Richard M. Bressler, age 64, recently retired as Chairman of the Board of El Paso Natural Gas Company. He joined Burlington
               Northern, Inc. as
               President and Chief Executive Officer in 1980 and retired from [PHOTO] that position in 1990. He previously served as a General Mills director  in 1978-79. Mr. Bressler is also a director of H. F.
               Ahmanson & Company and Rockwell International Corporation.

-----------------------------------------------------------------------------

               LIVIO D. DESIMONE                          Director since 1989

               Livio D. DeSimone, age 59, is Chairman of the Board and  Chief
               Executive  Officer, Minnesota Mining and Manufacturing Company
               (3M).
               Mr. DeSimone joined 3M in 1957 and has served in various  U.S.
  [PHOTO]      and  international  capacities.  Mr. DeSimone  was  elected an
               Executive Vice President in 1981 and named Chairman and  Chief
               Executive  Officer in 1991.  He is a  director of 3M, Cargill,
               Incorporated, Dayton Hudson  Corporation and Vulcan  Materials
               Company.
-----------------------------------------------------------------------------

               WILLIAM  T. ESREY                               Director since
               1989

               William T.  Esrey, age  55, is  Chairman and  Chief  Executive
               Officer  of Sprint  Corporation. He  has been  Chief Executive
               Officer of the company
               since 1985. Prior to joining the company in 1980 as  Executive
  [PHOTO]      Vice  President-Corporate Planning, he was with Dillon, Read &
               Co. Inc., where he served from 1970-79 as a managing director.
               Mr.  Esrey  is  a  director  of  Sprint,  The  Equitable  Life
               Assurance  Society of the United  States and Panhandle Eastern
               Corporation, and an  individual general  partner of  Boettcher
               Venture Capital Partners, L.P.
-----------------------------------------------------------------------------

               CHARLES W. GAILLARD                       Director since 1993

               Charles  W. Gaillard, age 54, was elected President of General
               Mills, effective May 28, 1995. He was named a Vice Chairman of
               General
               Mills, Inc. in  December 1993 with  responsibility for Big  G,
  [PHOTO]      Consumer  Food Sales and Yoplait.  He had previously served as
               Chief Executive Officer of Cereal Partners Worldwide, a joint venture of the Company and Nestle, S.A. Mr. Gaillard joined
               General Mills in 1966 and has served in various food marketing management positions. He was elected a Senior Vice President in 1985 and Executive Vice President in 1989.

-----------------------------------------------------------------------------
               JUDITH RICHARDS HOPE                     Director since 1989

               Judith  Richards Hope, age 54, is  a senior partner of the law firm of  Paul,  Hastings,  Janofsky  &  Walker,  Los  Angeles,
               California and Washington,
               DC.  She has been a partner with the firm since 1981. Ms. Hope
  [PHOTO]      is a director of The  Budd Company, Union Pacific  Corporation and  Zurich Reinsurance  Center Holdings,  Inc. She  is also a member of the Harvard  Corporation (The President and  Fellows
               of  Harvard  College),  a  trustee  of  the  National  Housing
               Partnership Foundation, a director  of the U.S. Supreme  Court
               Historical  Society  and a  member of  the Council  on Foreign
               Relations.
-----------------------------------------------------------------------------
               KENNETH A. MACKE                          Director since 1991

               Kenneth A.  Macke, age  56,  is the  retired Chairman  of  the
               Board,  Chief Executive Officer and  Chairman of the Executive
               Committee of Dayton
               Hudson Corporation (DHC). He joined Dayton's as a  merchandise
  [PHOTO]      trainee  and advanced through  various management positions at
               Dayton's and Target. He served  as President of DHC from  1981 to  1984. He  was elected  Chief Operating  Officer of  DHC in
               1982, Chief Executive Officer in  1983, Chairman of the  Board
               in 1984 and Chairman of the Executive Committee in 1985. He is
               a director of Carlson Companies, Inc., First Bank System, Inc.
               and  Unisys  Corporation. He  is also  the general  partner of
               Macke Partners, a private venture capital firm.

-----------------------------------------------------------------------------
               GEORGE PUTNAM                            Director since 1981

               George Putnam, age  68, is Chairman  of The Putnam  Investment
               Management  Company. He is also Chairman and President of each of The
               Putnam Group of  Mutual Funds.  Mr. Putnam  joined The  Putnam
  [PHOTO]      Management  Company in 1951 as a security analyst. He became a director  in  1960,  Executive  Vice  President  in  1961  and
               President  and Chief Executive Officer later that year. He has served as Chairman since 1970. Mr. Putnam is a director of The
               Boston Company, Inc., Boston Safe  Deposit & Trust Co.,  Inc.,
               Freeport-McMoran  Inc., Houghton-Mifflin Co., Marsh & McLennan
               Companies and Rockefeller Group, Inc.
-----------------------------------------------------------------------------
               MICHAEL D. ROSE                            Director since 1985

               Michael D. Rose,  age 53,  is Chairman  of the  Board of  both
               Harrah's  Entertainment,  Inc. and  Promus  Hotel Corporation.
               Harrah's is the
               largest casino  entertainment company  in the  United  States,
  [PHOTO]      operating  16 casinos in eight states. Promus hotel brands are
               Embassy Suites, Hampton  Inn and Homewood  Suites hotels.  The two  corporations  were  created  when  The  Promus  Companies
               Incorporated split in  1995. Rose  joined Promus'  predecessor corporation,  Holiday  Corporation, in  1974  and subsequently held positions at Holiday and Promus of President (1979-84 and
               1988-91),  Chief  Executive  Officer  (1981-94)  and  Chairman
               (1984-1995).  Mr.  Rose is  a director  of Ashland  Oil, Inc.,
               Darden Restaurants, Inc. and First Tennessee National Corp.
-----------------------------------------------------------------------------
               STEPHEN W. SANGER                         Director since 1992

               Stephen W. Sanger,  age 49,  is Chairman  and Chief  Executive
               Officer of General Mills, Inc., a position to which he was elected effective May 28,
               1995. Mr. Sanger joined the Company in 1974 and served as the [PHOTO] head of several business units, including Yoplait USA and Big
               G. He  was  elected  a  Senior  Vice  President  in  1989,  an
               Executive  Vice President in  1991, Vice Chairman  in 1992 and
               President in 1993. He is a director of Donaldson Company, Inc.

-----------------------------------------------------------------------------
               A. MICHAEL SPENCE                          Director since 1992

               Dr. A. Michael Spence, age 51,  has been Dean of the  Graduate
               School  of Business  at Stanford  University since  July 1990.
               Dean Spence served on
               the faculty at Harvard University in both the Business  School
  [PHOTO]      and the Faculty of Arts and Sciences as professor of economics and  business administration from  1975 to 1990.  From 1984 to
               1990 he served as the Dean of the Faculty of Arts and Sciences
               at  Harvard.  Dean  Spence   is  a  director  of   BankAmerica
               Corporation, Sun Microsystems, Inc. and Verifone, Inc. He is a
               Fellow  of  the Econometric  Society  and is  Chairman  of the
               National Research  Council Board  on Science,  Technology  and
               Economic Policy.
-----------------------------------------------------------------------------
               DOROTHY A. TERRELL                        Director since 1994

               Dorothy  A. Terrell, age 50,  is President of SunExpress, Inc.
               and a corporate executive  officer of Sun Microsystems,  Inc., positions she has held
               since  1991. SunExpress  is Sun's  aftermarketing organization
  [PHOTO]      devoted to direct  order fulfillment  of Sun  and third  party hardware  and  software  products.  She  previously  served in various management capacities at Digital Equipment Corporation from 1976 to 1991, including management of DEC's  high-density interconnect and multichip module operations. Ms. Terrell is a
               member   of  the  board  of  directors  of  the  Massachusetts
               Technology Development  Corporation  and  Sears,  Roebuck  and
               Company.

-----------------------------------------------------------------------------
               C. ANGUS WURTELE                          Director since 1985

               C.  Angus Wurtele, age 60, is  Chairman of the Board and Chief
               Executive Officer of The Valspar Corporation. Mr. Wurtele joined Minnesota
               Paints,  Inc.  (which later  merged  into Valspar)  as  a Vice
  [PHOTO] President in 1962. He was elected as Executive Vice President of Minnesota Paints in 1965 and as President and Chief
               Executive Officer later that year. In 1970, Mr. Wurtele became
               President and Chief Executive Officer of Valspar, and he was elected to his current position in 1973. Mr. Wurtele is a director of Donaldson Company, Inc. He is also a director of the National Paint and Coatings Association and a member of the American Business Conference.

------------------------
    THESE TWELVE (12) PERSONS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THE PROXY CARDS RETURNED WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 2

              APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The stockholders are asked to consider and approve the appointment by the Board of Directors of KPMG Peat Marwick LLP ("KPMG"), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year beginning May 29, 1995. KPMG has audited the books of the Company since 1928. During fiscal 1995, KPMG provided General Mills with audit and other services, with fees totaling approximately $2,600,000. Representatives of the firm will attend the Annual Meeting and have the opportunity to make a statement if they desire, and will also be available to answer questions.

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 3

         GENERAL MILLS, INC. 1995 SALARY REPLACEMENT STOCK OPTION PLAN

The stockholders are asked to consider and vote upon a proposal to adopt the General Mills, Inc. 1995 Salary Replacement Stock Option Plan (the "1995 Plan").

    On June 26, 1995, the Board of Directors adopted the 1995 Plan, subject to approval by the stockholders, to give management personnel the opportunity to receive stock option grants in lieu of merit salary increases or other pay-related benefits. The 1995 Plan replaces the previous plan providing this type of options, the 1990 Salary Replacement Stock Option Plan, which will expire by its terms on September 30, 1995.

    The intent of the 1995 Plan is to increase the proportion of compensation and benefits for management employees that is tied to stock ownership. The Company believes that greater stock ownership by employees leads to greater alignment with shareholder interests and encourages greater focus on long-term growth and profitability of the Company and its Common Stock. The 1995 Plan also gives the Company an immediate benefit of lower salaries and lower cash bonuses.

    For the past seven years, the Company has offered the opportunity to management employees to receive stock option grants in lieu of merit salary increases under expired or expiring salary replacement option plans. Currently, approximately 850 employees may participate in this program. In fiscal 1995, more than 80% of officers and approximately 63 percent of all eligible employees voluntarily chose the options in lieu of the merit salary increase that they would have otherwise received.

    As a result of purchases made for the Company's treasury, total shares outstanding (adjusted for stock splits) have declined from 163.2 million in 1990 to 158.4 million currently. To the extent participation in the 1995 Plan results in lower salary-related expenses, Company earnings should increase long-term. The savings in compensation expense, the cash proceeds and tax benefits generated from option exercises, and stock repurchases, if continued over time, will combine to minimize any possible dilution to existing shareholders' interests as options from the 1995 Plan are granted over the five year term of the 1995 Plan and eventually exercised over the next ten years.

    The summary of the principal features of the 1995 Plan that follows is subject to the specific provisions in the official text as set forth in Appendix A to this Proxy Statement.

    STOCK  OPTIONS.   The aggregate  number of shares  for which  options may be granted under the 1995 Plan may not exceed 7,000,000 shares, and the number of shares of

Common Stock subject to stock options granted to any one participant may not exceed 5% of the total number of shares which may be issued under the 1995 Plan. The 1995 Plan will be effective as of September 18, 1995, assuming shareholder approval is obtained. Grants may be made under the 1995 Plan until September 30, 2000. Restricted stock may not be issued under the 1995 Plan.

    Shares of Common Stock to be issued under the 1995 Plan may be made available from the authorized but unissued Common Stock of the Company, from shares of Common Stock held in the treasury or from shares purchased on the open market or otherwise. In the event of any stock dividend, reorganization, recapitalization, cash merger, split-up, spin-off, combination, liquidation or similar event that affects the Common Stock, the number of shares subject to the 1995 Plan, the number of shares then subject to options and the price per share payable upon exercise of options may be appropriately adjusted by the Committee.

    Only employees of the Company and its subsidiaries will be eligible to receive options. Non-employee directors will not be eligible to receive grants under the 1995 Plan.

    The term of the options granted under the 1995 Plan may not exceed ten years and one month after the date of grant, and may be for shorter periods at the discretion of the Committee. Options will terminate three months after the termination of employment except in the event of an optionee's death, retirement or, as determined by the Committee, if the termination is for the convenience of the Company or relates to the discontinuation of a complete line of business. An option may only be exercised after the date of grant as determined by the Committee or its delegate, as appropriate. Generally, these option grants become exercisable over a four-year period, with 20% of the grant immediately exercisable. The Committee may set the purchase price for an option at more (but not less) than 100 percent of the fair market value of the Common Stock at the time of the grant.

    No option granted under the 1995 Plan is transferable by the optionee other than by the optionee's Last Will and Testament or by the laws of descent and distribution. Options may be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

    If an optionee should die while in the employ of the Company (or a subsidiary) or subsequent to retirement, any option theretofore granted to the optionee under the 1995 Plan may be exercised by the person designated in such optionee's Last Will and Testament or, in the absence of such designation, by the optionee's estate, to the full extent that such option could have been exercised by such optionee immediately prior to the optionee's death, subject to the original term of the option. Options that are not exercisable at the date of death shall become exercisable in a pro rata amount based on the full months of employment completed during the vesting period.

    If an optionee retires, the optionee may exercise an option thereafter, subject to the original term of the option.

    An option may only be exercised upon full payment to the Company of the option price. Payment can be made (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company); (ii) through the delivery of shares of Common Stock owned by the optionee; or (iii) by a combination of cash and Common Stock. The Common Stock so delivered will have a value for determining payment equal to the mean of the high and low price of the Common Stock on the New York Stock Exchange on the date of exercise.

    TAX TREATMENT. All option grants will be non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by an optionee upon the grant of an option.

    If an optionee exercises an option, the optionee will be taxed on the gain (as compensation income), measured as the difference between the fair market value of the Common Stock on the date of exercise and the option price. The Company is entitled to a corresponding deduction on its income tax return.

    Optionees are responsible for the payment of all federal, state and local withholding taxes in respect of the exercise of an option. To the extent permitted by law and Committee rules, an optionee may authorize the Company to withhold shares to be issued for an option exercise in satisfaction of the withholding tax obligation.

    CHANGE OF CONTROL. Outstanding Options become fully exercisable for one year following a "Change of Control" as defined in the 1995 Plan on pages A-3 through A-5. Also, if an optionee is terminated within two years after such an event, that person's outstanding options at the date of termination shall become immediately exercisable for six months.

    ADMINISTRATION. The 1995 Plan will be administered by the Compensation Committee (the "Committee") appointed from time to time by the Board of Directors and composed of members of the Board who are ineligible to receive grants under the 1995 Plan (see the description of the Committee on page 5). The Committee may prescribe, amend and rescind rules and regulations relating to the 1995 Plan, select the employees to whom option grants will be made, determine the number of shares to be optioned and interpret, construe and implement the provisions of the 1995 Plan. The Committee may amend, suspend or terminate the 1995 Plan provided that no such modification without the approval of the stockholders will be made if such shareholder approval is necessary to comply with any tax or regulatory requirement, including any prerequisite to exemptive relief under the Securities Exchange Act of 1934. No termination, suspension, or amendment of the 1995 Plan will alter or impair the rights of any optionee pursuant to a prior grant, without the consent of the optionee.

    No determination has been made as to the aggregate amount of options to be awarded during any year of the 1995 Plan, and there has been no selection of persons to participate in the 1995 Plan, although it is expected that corporate and company officers of the Company as well as staff and divisional executives, managers and other professionals will have the opportunity to receive grants under the 1995 Plan on a periodic basis. The 1995 Plan will expire by its terms on September 30, 2000. Management believes that the shares requested are necessary to provide sufficient shares to continue this program of offering option grants in lieu of merit salary increases and other benefits until the expiration date. The closing quotation for the Common Stock on the New York Stock Exchange on August 1, 1995 was $52.25 per share.

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL TO ADOPT THE GENERAL MILLS, INC. 1995 SALARY REPLACEMENT STOCK OPTION PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

The Company is not aware of any business to be acted upon at the annual meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors (see page 5). The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee annually evaluates General Mills' corporate performance, actual compensation and share ownership compared with large consumer products companies, as well as a broader group of leading industrial companies.

    The compensation programs of the Company are based on performance. Base salaries are generally lower than comparable companies in the consumer food business sector, coupled with a highly leveraged incentive system that will pay more with good performance and less with below par performance. The Compensation Committee and management believe that broad and deep employee stock ownership effectively motivates the building of shareholder wealth and aligns the interests of employees with those of the shareholders. The Committee has set objectives that overall employee stock ownership should be 10% of the outstanding shares and that all employees should have some ownership interest in the Company.

EXECUTIVE INCENTIVE PLAN DESCRIPTION

Awards under  the Executive  Incentive Plan  ("EIP") are  made annually  to  key management employees and are based on the following factors: corporate performance, business unit performance and personal performance. The corporate performance rating is based on the Company's percentage growth in earnings per share over the prior year and its return on capital. The Committee believes that these two factors are the primary determinants of share price over time. For historical performance on these two measures, please refer to page one of the 1995 Annual Report. Business unit ratings are based primarily on profit performance while market share performance, new product development, workplace diversity progress and other factors are also considered. Personal ratings can include such qualitative factors as the quality of the strategic plan, progress in organizational and management development, as well as industry, public affairs and civic involvement.

    Corporate and business unit ratings can range from 0 to 1.80, with top quartile performance represented by a 1.50 or higher rating. Personal ratings can range from 0 to 1.50. For senior executive officers, the participant's target incentive rate (a percentage of base salary that increases for positions of greater responsibility within the Company) is multiplied both by the individual's performance rating and by the corporate rating to determine the cash incentive award. Both business unit and personal ratings are heavily dependent on the achievement of financial objectives.

    Under the stock matching provisions of the EIP, each participant may deposit with the Company shares of Common Stock having a value equal to 25% of the participant's cash incentive award. The Company issues one share of restricted Common Stock for each share that the participant originally deposits. The restricted shares vest 50% at three years and 50% at six years, provided the participant's shares remain on deposit with the Company. A participant may elect to receive the dividends paid on all stock held in the participant's account or reinvest such dividends in Common Stock. Shares granted under the EIP are included in the Summary Compensation Table on page 22 under the "Restricted Stock Awards" heading. Cash incentive awards under the EIP are included in that table under the "Bonus" heading.

    Receipt of cash incentive awards under the EIP may be deferred to a subsequent date or to retirement. Participants age 55 or older may elect not to participate in the stock matching provisions of the EIP and to receive an additional cash award equal to 15% of the cash incentive award, or they may participate on a partial basis, depositing shares having a value of 5%, 10% or 15% of the cash incentive award, receiving in those circumstances 12%, 9% or 6%, respectively, as an additional cash award. A participant under age 55 who elects not to deposit shares does not receive an additional cash award.

PERFORMANCE EVALUATION

The Committee meets without the Chief Executive Officer to evaluate his performance and reports on that evaluation to the independent directors of the Board.

    In view of the disappointing results for fiscal 1995, the Committee determined that the corporate rating should be zero, down significantly from the
 .88 rating in fiscal 1994 and the 1.70 rating in fiscal 1993. This zero corporate rating resulted in no incentive payments to three of the five reporting officers and significantly reduced incentives for most officers and corporate staff executives. Two of the reporting officers, Mr. Gaillard and Mr. O'Hara, received incentives related to the satisfactory performance of the divisions for which they had direct operating responsibility for all or part of the fiscal year.

    Specific cash compensation payments are disclosed in the table on page 22. Four of the five reporting officers listed in the table elected to receive a stock option grant in lieu of a merit increase in fiscal 1995. The fifth, Mr. Atwater, received a final stock option grant in fiscal 1994 and was ineligible for additional merit increases. Mr. Sanger, Mr. Gaillard, Mr. Lee and Mr. O'Hara received promotional increases at the time the Company's businesses, foods and restaurants, were initially restructured into two separate operations, reflecting the significant increase in responsibilities each assumed.

STOCK OWNERSHIP PROGRAMS

The stockholders approved the current Stock Option and Long-Term Incentive Plan in 1993 (the "1993 Plan") and the Salary Replacement Stock Option Plan in 1990 with favorable votes of 93.7% and 94.4% respectively. The table on page 24 summarizes the options granted in fiscal 1995 to all employees and to the top five executive officers. Included in the totals are options granted under three different programs: regular stock options, deposit stock options, and options in lieu of a merit increase in base salary.

    Regular stock options are granted to the named officers and other employees based on their potential impact on corporate results (i.e. the person's level of responsibility in the organization) and on their individual performance. A total of 9,222 employees were granted options under that program in fiscal 1995. The size of regular stock option grants to the Chief Executive Officer and other executive officers is periodically reviewed against option grants made by other large consumer products companies to their CEO and other senior executives. The Company's option grants rank in size above the median range of option grants made by the comparative organizations, because of (i) the payment of generally lower base salaries (described above), and (ii) the Company's emphasis on employee stock ownership and reliance on option grants as the fundamental means of long-term incentive compensation, both of which are intended to maximize personal performance of Company managers and align their interests with shareholders.

    The deposit stock option program was introduced in 1987 to encourage increased stock ownership. The size of this option grant (number of shares times the fair market value of the Common Stock on the date of grant) is equal to the executive's prior year incentive award. For the option to become fully exercisable, the optionee must place on deposit with the Company one share of owned Common Stock for every two option shares granted and leave the shares on deposit until five years from the grant date. Shares acquired from the exercise of these options may not be sold for 12 months following the exercise date.

    The salary replacement option program enables an executive to receive stock options as an alternative to eligibility for a merit increase. The size of an executive officer's merit increase is determined on the basis of his or her accomplishments against pre-established annual goals and reflected in the individual performance rating discussed above. The size of the option grant is based on the estimated present value of the merit increase and pay-related benefits (e.g. annual incentive, savings plan match, pension, etc.) foregone over the term of the option and the present value of the projected stock option value, assuming an 8.5% growth rate in the Common Stock.

PERFORMANCE UNITS

The Company has discontinued the granting of performance units and omitted them from the provisions of the 1993 Plan. There remain outstanding some performance units that were granted under the 1984 and 1988 plans. Performance units are payable in cash and an optionee may exercise them as an alternative to the exercise of regular stock options. The exercise of an option or withdrawal of the corresponding performance units cancels the other on a one-for-one basis. As of August 1, 1995, only the 1991 and 1992 performance units had a value in excess of the value of the stock option available for exercise as an alternative to the performance units.

RESTRICTED STOCK

The 1993 Plan authorizes the Committee to make awards to selected employees of restricted stock or restricted stock units (for employees of foreign operations) of up to 4% of the shares authorized under the plan, and in that connection to determine the number of shares to be awarded, the length of the restricted period, the purchase price, if any, to be paid by the participant, and whether any other restrictions will be imposed in respect of such awards.

    The majority of restricted shares have been and will be granted as part of the stock matching program for participants in the Company's management incentive plan (not including the executive officers of the Company whose restricted stock awards are issued under the EIP, described above), requiring the participant to place on deposit one share of Common Stock owned for each share of restricted stock awarded. The size of each restricted stock award in that program is equal in value to 15% of the participant's regular cash incentive award.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code now limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. Because regulations interpreting this law are not yet final, and the amount of compensation, subject to this limit, which was paid in fiscal 1995 to individual officers was less than $1 million, the Company is continuing to monitor whether its executive plans should be amended to meet the deductibility requirements of the tax law without compromising the flexibility needed to design effective compensation plans that meet the Company's executive compensation goals as described above.

SUMMARY

The Compensation Committee is satisfied that the compensation and long-term incentive plans provided to the executive officers of the Company are structured and operated so as to create strong linkage and alignment with the long-term best interests of the Company and its stockholders.
                           COMPENSATION COMMITTEE

                           Richard M. Bressler, Chair
                           Livio D. DeSimone
                           Kenneth A. Macke
                           George Putnam
                           Michael D. Rose

--------------------------------------------------------------------------------

                          TOTAL RETURN TO SHAREHOLDERS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN INDEX   MAY 90     MAY 91     MAY 92     MAY 93     MAY 94     MAY 95
General Mills             100        150        166        174        151        180
S&P Food                  100        128        134        140        139        176
S&P 500                   100        112        123        137        143        172

--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                      --------------------
                                ANNUAL COMPENSATION                                          AWARDS
-----------------------------------------------------------------------------------   --------------------
                                                                                      RESTRICTED
                                                                       OTHER ANNUAL     STOCK                ALL OTHER
           NAME AND PRINCIPAL                     SALARY       BONUS   COMPENSATION    AWARD(S)    OPTIONS  COMPENSATION
                POSITION                  YEAR      ($)         ($)        ($)          ($)(6)     (#)(7)      ($)(8)
----------------------------------------  ----  -----------   -------  ------------   ----------   -------  ------------
H. B. ATWATER                             1995      610,000         0    --                  0           0     42,305
 Chairman of the Board and Chief          1994      608,075   241,600    --             60,426     374,900     45,150
 Executive Officer (1)                    1993      607,689   777,800                  194,488     137,798     88,533
C. W. GAILLARD                            1995      364,792    72,000    --             17,967     108,375     98,040
 Vice Chairman (2)                        1994      304,587   231,923    --             57,975     131,245    103,742
                                          1993      283,921   280,127                   70,003      69,611    148,983
J. R. LEE                                 1995      438,734         0    --           0 33,969      65,290     81,172
 President, Restaurants (3)               1994      388,769   135,900    --            109,400      66,188     25,014
                                          1993      388,523   437,600                               52,008     46,597
J. J. O'HARA                              1995      321,154   190,200    --             47,543      35,860     71,110
 Executive Vice President, Restaurants    1994      300,000   254,300    --             63,583      31,624     23,803
 (3)                                      1993      276,384   203,300    --             50,868      33,243     18,550
S. W. SANGER                              1995      472,917         0    --           0 36,908     124,811     12,997
 President, Foods (4)                     1994      398,125   147,700   27,328(5)       82,446     285,482     19,595
                                          1993      297,500   329,800                               68,360     25,431

------------------------
(1)   Mr. Atwater retired effective May 28, 1995.
(2)   Mr. Gaillard was elected President of the Company effective May 28, 1995.
(3) Mr. Lee and Mr. O'Hara resigned as officers of the Company effective May 28, 1995 in connection with the Darden Restaurants, Inc. distribution to Company shareholders effective May 28, 1995 (the "Distribution").
(4) Mr. Sanger was elected Chairman of the Board and Chief Executive Officer of the Company effective May 28, 1995.
(5) The amount represents the "above-market" portion of the earnings on deferred compensation credited and paid to Mr. Sanger for fiscal 1993 which was based on the three-year performance of the Big G cereal division ending in fiscal 1993. Under the Company's Deferred Compensation Plan, election of such a crediting rate was available only to eligible key managers with respect to the business operation for which they are responsible. Mr. Sanger is no longer eligible to elect this crediting rate and it is no longer offered to other plan participants.

(6)   This  amount reflects the value of restricted stock awarded under the EIP.
      Recipients must deposit  with the  Company one  personally-owned share  of
      Common  Stock for each  share of restricted  stock awarded. The restricted shares vest  50%  at  three years  and  50%  at six  years,  provided  the participant's  shares remain on deposit until the end of the corresponding restricted period. Regular  dividends are paid  on the restricted  shares.
      Restricted  stock under the EIP vests in the event of a change of control.
      At the  end  of  fiscal  1995,  the number  and  value  of  the  aggregate
      restricted   stockholdings  for  the  named  officers,  after  adjustments required by the terms of the Darden Distribution, were:

                H. B. Atwater, Jr.        14,567 shares     $  731,081
                C. W. Gaillard                    7,122        357,435
                J. R. Lee                             0              0
                J. J. O'Hara                          0              0
                S. W. Sanger                      5,333        267,650
      Under the terms of the Distribution, the outstanding restricted shares for
      Company officers who became employees of Darden Restaurants, Inc. (Mr. Lee and Mr.  O'Hara)  were canceled  and  re-issued as  restricted  shares  of
      Darden.  In addition, Mr. O'Hara's restricted  stock award for fiscal 1995 was issued in the form of Darden restricted stock.
(7)   The number and  exercise price of  stock options awarded  to each  officer have  been adjusted for the Darden  Distribution, pursuant to the terms of the applicable plans, to  avoid diminution of  the benefits granted  under such  plans as a result  of the Distribution. Mr.  Lee and Mr. O'Hara also had a portion of their outstanding  stock options converted to options  to purchase  shares  of Darden  Restaurants, Inc.  common stock.  The options granted to  Mr. Lee  and Mr.  O'Hara  under Company  plans prior  to  such conversion and adjustment were:
                J. R. Lee                  1995      80,180
                                           1994      81,282
                                           1993      63,868
                J.J. O'Hara                1995      44,038
                                           1994      38,836
                                           1993      37,472
(8)   The  amounts for all officers other than Mr. Atwater, Mr. Gaillard and Mr.
      O'Hara include only the Company's contributions or allocations relating to defined contribution (savings) plans  (tax-qualified and supplemental)  on behalf  of the named officers. Mr.  Atwater received $18,769 in payment of his unused vacation for calendar  1995 upon retirement in accordance  with company  policy. The amounts for Mr.  Gaillard include $85,586 in 1994 and
      $117,253 in 1993 relating to his overseas assignment with Cereal  Partners
      Worldwide,  which  ended January  1, 1994,  and his  return to  the United
      States. The 1993 amount for Mr. O'Hara includes $5,265 paid to him in cash for the value of unused vacation in accordance with Company policy at that time.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                                    RATES OF STOCK PRICE APPRECIATION FOR
                           INDIVIDUAL GRANTS (1)                                             OPTION TERM ($)(2)
----------------------------------------------------------------------------   -----------------------------------------------
                                       % OF TOTAL
                                        OPTIONS
                                       GRANTED TO
                          OPTIONS      EMPLOYEES     EXERCISE
                          GRANTED      IN FISCAL       PRICE      EXPIRATION     0%
         NAME               (#)           YEAR       ($/SHARE)       DATE      ($)(3)        5% ($)              10% ($)
----------------------  ------------   ----------   -----------   ----------   ------   -----------------   ------------------
Atwater                         0        0.00%           NA              NA      0                  0                    0
                                                                                 0
Gaillard                   60,769(4)     1.55%      45.0468         7/27/04      0          1,741,190            4,423,956
                           42,295(5)     1.08%      46.0235        10/19/04      0          1,238,137            3,145,817
                            5,311(6)     0.14%      45.1060         1/12/05      0            152,374              387,147
Lee                        40,715(4)     1.04%      45.0468         7/27/04      0          1,166,591            2,964,034
                           22,556(5)     0.58%      46.0235        10/19/04      0            660,301            1,677,670
                            2,019(6)     0.05%      45.1060         1/12/05      0             57,926              147,175
O'Hara                     20,357(4)     0.52%      45.0468         7/27/04      0            583,281            1,481,980
                           11,726(5)     0.30%      46.0235        10/19/04      0            343,265              872,156
                            3,777(6)     0.10%      45.1060         1/12/05      0            108,363              275,325
Sanger                     91,153(4)     2.32%      45.0468         7/27/04      0          2,611,771            6,635,897
                           30,384(5)     0.77%      46.0235        10/19/04      0            889,457            2,259,901
                            3,274(6)     0.08%      45.1060         1/12/05      0             93,932              238,659
All Shareholders               NA          NA            NA              NA      0      4,563,417,294(7)    11,594,564,727(7)
All Optionees           3,921,499         100%      45.3675(8)           (8)     0        113,161,085          287,515,797
As a % of All
 Shareholders Gain             NA          NA            NA              NA      NA              2.5%                 2.5%

------------------------------
(1) All options are granted at the fair market value of the Common Stock on the grant date and generally expire 10 years and one month from the grant date. All options vest in the event of a change of control. Options include the right to pay the exercise price in cash or previously-acquired Common Stock (which must be owned for six months or not used in the previous six months for an option exercise) and the right to have shares withheld by the Company to pay withholding tax obligations due in conjunction with the exercise. The exercise price and number of options have been adjusted as a result of the Darden Distribution.
(2) These assumed values result from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the

     Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. Zero percent stock price appreciation will result in zero dollars for the optionee.
(4) This stock option grant under the 1993 Plan becomes exercisable on June 27, 1999.
(5) This option, granted under the 1990 Salary Replacement Stock Option Plan, benefits the Company by reducing the cash compensation paid to executives, with corresponding reductions in cash bonuses, lower pension accruals and similar effects on other benefits that are tied to base salary. It further increases the percentage of key employee compensation and benefits tied to stock ownership, in keeping with the Company's philosophy to more closely align stockholder and employee interests. This option becomes exercisable over a four-year period beginning on the grant date.
(6)  To encourage retention of the Common Stock, this deposit stock option grant
     (which becomes exercisable five years from the grant date) requires the deposit of one share of owned Common Stock for every two option shares granted (pre-Distribution). The maximum number of shares permitted for deposit is based on the number of shares with a fair market value at the date of grant equivalent to 50% of the executive's prior year cash incentive payment.
(7) "All Stockholders" value is calculated from $45.3675, the weighted average exercise price for all options awarded in fiscal 1995, based on the outstanding shares of Common Stock on May 28, 1995.
(8) Options expire on various dates through the year 2005. Exercise price shown is a weighted average of all options awarded in fiscal 1995, as adjusted by the terms of the Distribution.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED      IN-THE- MONEY OPTIONS AT
                    SHARES ACQUIRED     VALUE      OPTIONS AT 5/28/95 (#)          5/28/95 ($)(1)
                      ON EXERCISE     REALIZED   --------------------------  --------------------------
      NAME                (#)            ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------  -----------------  ---------  -----------  -------------  -----------  -------------
Atwater                        0              0     937,006       472,078    18,374,393         12,500
Gaillard                       0              0     340,062       280,013     5,898,975        914,670
Lee                       44,024      1,423,110     259,748       164,709     4,184,320        294,995
O'Hara                    63,000      2,075,063     132,319        79,676     2,094,488        163,040
Sanger                         0              0     275,501       453,106     4,496,751      1,454,970

------------------------------

(1) Value of unexercised options equals fair market value of the shares underlying in-the-money options at May 28, 1995 ($50.1875), less the exercise price, times the number of in-the-money options outstanding. The number and value of unexercised options at May 28, 1995 reflect all adjustments required by the terms of the Distribution.

                        DEFINED BENEFIT RETIREMENT PLANS

                                                                             30 OR MORE
    FINAL AVERAGE      10 YEARS OF  15 YEARS OF  20 YEARS OF  25 YEARS OF     YEARS OF
EARNINGS (AS DEFINED)    SERVICE      SERVICE      SERVICE      SERVICE       SERVICE*
------------------------------------------------------------------------------------------
     $   100,000        $  16,666    $  25,000    $  33,333    $  41,666      $  50,000
         300,000           50,000       75,000      100,000      125,000        150,000
         500,000           83,333      125,000      166,666      208,333        250,000
         700,000          116,666      175,000      233,333      291,666        350,000
         900,000          150,000      225,000      300,000      375,000        450,000
       1,000,000          166,666      250,000      333,333      416,666        500,000
       1,100,000          183,333      275,000      366,666      458,333        550,000
       1,200,000          200,000      300,000      400,000      500,000        600,000
       1,300,000          216,666      325,000      433,333      541,666        650,000
       1,400,000          233,333      350,000      466,666      583,333        700,000
       1,500,000          250,000      375,000      500,000      625,000        750,000
       1,600,000          266,666      400,000      533,333      666,666        800,000
       1,700,000          283,333      425,000      566,666      708,333        850,000

------------------------------
* No additional benefits accrue after 30 years of service.

The table above sets forth the pension benefits payable to the persons named in the Summary Compensation Table, showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. This table is based on the maximum benefit under the Company's defined benefit plans of 50% of Final Average Earnings for a participant with 30 years of benefit service. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the Social Security laws. The table does not reflect any limitations on benefits imposed by ERISA or federal tax law. The Company's Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including certain officers named in the Summary Compensation Table) so that they will receive in the aggregate, the benefits they would have been entitled to receive had neither ERISA nor federal law imposed maximum limitations. In past years, lump-sum prepayments were made to some participants, including some executive officers, of the vested accrued retirement benefits earned under the Supplemental Retirement Plan. Accordingly, at the time of retirement or termination, the total benefit paid to these participants will be reduced by the value of such prepayment plus interest.

    The qualified defined benefit plan in which Mr. Atwater, Mr. Gaillard and Mr. Sanger participate is the Retirement Income Plan ("RIP"), and they are credited, respectively, with the following full years of benefit service under the plan: 37 years, 29 years and 21 years. Mr. O'Hara participated in a qualified defined benefit plan sponsored by a subsidiary of the Company, and for a period he earned the equivalent of the qualified plan's benefit formula under the Supplemental Retirement Plan. He is credited with 24 years of benefit service under the two plans. Mr. Lee participated in a qualified defined benefit plan sponsored by a subsidiary of the Company and also had accruals under the Supplemental Retirement Plan and the RIP. He is credited with a total of 27 years of benefit service under these plans. Although the formulas under the various defined benefit plans in which the persons named in the Summary Compensation Table have participated are not identical, they collectively approximate the benefit amounts set out in the table above.

    Under the RIP, retirement benefits consist of a fixed benefit providing a normal retirement income equal to the sum of the "Past Service Benefit" and the "Current Service Benefit," subject to a maximum benefit of 50% of "Final Average Earnings." The Past Service Benefit is equal to an employee's accrued benefit under the RIP, as of December 31, 1988, adjusted by any increases in Final Average Earnings. The basic formula for such benefits is 50% of Final Average Earnings, less 50% of the employee's projected Social Security benefit, times years of benefit service divided by 30. The Current Service Benefit is equal to the sum of 1.1% of Final Average Earnings, plus .65% of the excess of Final Average Earnings over "Covered Compensation," for each year of benefit service after 1988. Final

Average Earnings is defined as the average of the five highest consecutive years' remuneration. Such remuneration is generally equal to the salary and bonus reported in the Summary Compensation Table plus the value of vested restricted shares of Common Stock granted pursuant to the EIP. Covered Compensation is the average of the Social Security taxable wage bases for the 35-year period ending with the year in which the employee reaches normal retirement age for Social Security purposes.

CHANGE IN CONTROL ARRANGEMENTS

The Company maintains management continuity agreements with some of its active executive officers (including S. W. Sanger and C. W. Gaillard of those officers named in the Summary Compensation Table) providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash bonus award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code Section 4999 or any similar tax.

    The Company has entered into two trust agreements to provide for payment of amounts under its non-qualified deferred compensation plans, including the directors' compensation plans, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control. To date, only a nominal amount has been paid into each trust.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the 1996 Annual Meeting and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on April 16, 1996. Proposals should be sent to the attention of the Secretary.

    YOUR VOTE IS IMPORTANT!

    Please sign and promptly return your proxy in the enclosed envelope.

                                                                      APPENDIX A

                              GENERAL MILLS, INC.
                   1995 SALARY REPLACEMENT STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN

    The purpose of the General Mills, Inc. 1995 Salary Replacement Stock Option Plan (the "Plan") is to give management employees of General Mills, Inc. (the "Company") and its subsidiaries the opportunity to receive stock option grants in lieu of salary increases and certain other compensation and benefits thereby encouraging focus on the growth and profitability of the Company and its Common Stock. Restricted stock is not permitted to be issued under the terms of this Plan.

2.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective as of September 18, 1995, subject to the approval of the stockholders of the Company at the Annual Meeting on September 18, 199q5.

3.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall be made up of non-management members of the Board of Directors (the "Board") appointed in accordance with the Company's Certificate of Incorporation. The Committee shall have authority to adopt rules and regulations for carrying out the purpose of the Plan, select the employees to whom grants will be made ("Optionees"), the number of shares to be optioned and interpret, construe and implement the provisions of the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the 1934 Act (or any successor provisions) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. Decisions of the Committee (or its delegate as permitted herein) shall be final, conclusive and binding upon all parties, including the Company, stockholders and Optionees.

4.  COMMON STOCK SUBJECT TO THE PLAN

    The shares of "Common Stock" of the Company ($.10 par value) to be issued upon the exercise of a non-qualified option to purchase Common Stock granted hereunder (an "Option") may be made available from the authorized but unissued Common Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise.

    Approval of the Plan by the stockholders of the Company shall constitute authorization to use such shares for the Plan, subject to the discretion of the Board or as such discretion may be delegated to the Committee.

    Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares authorized under the Plan for which Options may be granted under the Plan shall be 7,000,000 shares. If an Option granted under the Plan is terminated without having been exercised in full, the unpurchased or forfeited shares or rights to receive shares shall become available for grant to other employees. The number of shares of Common Stock subject to Options granted under this Plan to any Optionee shall not exceed 5% of the total number of shares of Common Stock which may be issued under this Plan.

    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Plan, subject to Section 15, (ii) the number of shares of Common Stock subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; PROVIDED, that the number of shares of Common Stock subject to any Option denominated in Common Stock shall always be a whole number.

5.  ELIGIBLE PERSONS

    Only persons who are officers or management employees of the Company or a subsidiary shall be eligible to receive grants under the Plan. No grant shall be made to any member of the Committee or any other non-employee director.

6.  PURCHASE PRICE OF STOCK OPTIONS

    The purchase price for each share of Common Stock issuable under an Option shall not be less than 100 percent of the Fair Market Value of the Shares of Common Stock of the Company subject to such option on the date of grant. "Fair Market Value" as used in the Plan shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on the applicable date.

7.  OPTION TERM

    The term of each Option grant as determined by the Committee shall not exceed ten (10) years and one (1) month from the date of that grant and shall expire as of the last day of the designated term, unless terminated earlier under the provisions of the Plan.

8.  OPTION TYPE

    Option grants will be non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision.

9.  NON-TRANSFERABILITY OF OPTIONS

    No Option granted under this Plan shall be transferable by the Optionee otherwise than by the Optionee's last will and testament or by the applicable laws of descent and distribution and an Option may be exercised during the Optionee's lifetime only by the Optionee or his or her guardian or legal representative. An Optionee shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this Section.

10. EXERCISE OF OPTIONS

    Except  as provided in Sections  12, 13 and 14,  each Option shall be vested and may be  exercised in accordance  with such  terms and conditions  as may  be determined by the Committee for grants to officers or executives and by the Chief Executive Officer of the Company for grants to other management participants.

    Subject to the provision of this Section 10, each Option may be exercised in whole or, from time to time, in part with respect to the number of then exercisable shares in any sequence desired by the Optionee without regard to the date of grant of stock options under other plans of the Company.

    An Optionee exercising an Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company. At the time of purchase, the Optionee shall tender the full purchase price of the shares purchased. Until such payment has been made and either a certificate or certificates for the shares purchased has been issued in the Optionee's name or the ownership of such shares by the Optionee has been entered by the Company's transfer agent on the master stockholder records of the Company, the Optionee shall possess no stockholder rights with respect to any such shares. Payment of such purchase price shall be made to the Company, subject to any applicable rule or regulation adopted by the Committee:
         (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company);
        (ii) through the delivery of shares of Common Stock owned by the Optionee; or
        (iii) by a combination of (i) and (ii) above.

    For determining  the payment,  Common Stock  delivered pursuant  to (ii)  or
(iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

11. WITHHOLDING TAXES ON OPTION EXERCISE

    Each Optionee shall deliver to the Company cash in an amount equal to all federal, state and local withholding taxes required to be collected by the Company in respect of the exercise of an Option, and until such payment is made, the Company may, in its discretion, retain all or a portion of the shares to be issued.

    Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, an Optionee may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares to be issued such number of shares as shall be sufficient to satisfy the withholding obligation.

12. EXERCISE OF OPTIONS IN EVENT OF CERTAIN CHANGES OF CONTROL

    Each outstanding Option shall become immediately and fully exercisable for a period of one (1) year following the date of the following occurrences, each constituting a "Change of Control":
        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i),
    (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or
        (b) Individuals who,  as of  the date  hereof, constitute  the Board  of
    Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
         (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
        (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    After such one (1) year period the normal option exercise provisions of the Plan shall govern. In the event an Optionee is terminated as an employee of the Company or a Subsidiary within two (2) years of any of the events specified in
(a), (b), (c) or (d), all outstanding Options at that date of termination shall become immediately exercisable for a period of six (6) months, subject to the provisions of Section 7.

13. TERMINATION OF EMPLOYMENT OF AN OPTIONEE

       (a) NORMAL TERMINATION. If the Optionee's employment by the Company or a subsidiary terminates for any reason other than as specified in subsections (b), (c) or, (d) below, the Options shall terminate three (3) months after such termination. If the employment by the Company or a subsidiary of an Optionee is terminated for the convenience of the Company, as determined by the Committee, the Committee, in its sole discretion, may vest such Optionee in all or any portion of the outstanding Option (which shall become exercisable) effective as of the date of such termination and if, at the time of such termination, the sum of the Optionee's age and service with the Company equals or exceeds 70, the Committee, in its sole discretion, may permit such Option to remain exercisable until the expiration of the Option in accordance with its original term.
       (b) DEATH. If the termination of employment is due to the Optionee's death, the Options may be exercised as provided in Section 14.
       (c) RETIREMENT. If the termination of employment is due to the Optionee's retirement, the Optionee thereafter may exercise an Option within the period remaining under the original term of the Option.
       (d) DISCONTINUATION OF A COMPLETE LINE OF BUSINESS. If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, may determine that all outstanding Options granted to the Optionee prior to such termination shall immediately become exercisable for a period of up to five (5) years after the date of such termination, subject to the provisions of Section 7.

14. DEATH OF OPTIONEE

    If an Optionee should die while employed by the Company or a subsidiary, any Option previously granted to the Optionee under this Plan may be exercised by the person designated in such Optionee's last will and testament or, in the absence of such designation, by the Optionee's estate, to the full extent that such Option could have been exercised by such Optionee immediately prior to the Optionee's death, subject to the original term of the Option. Further, with respect to outstanding Options which, as of the date of death, are not yet exercisable, any such Option shall vest and become exercisable in a pro rata amount, based on the number of full months of employment completed during the full vesting period of the Option from the date of grant to the date of death.

15. AMENDMENTS TO THE PLAN

    The Committee and the Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the 1934 Act. Notwithstanding anything to the contrary contained herein, any amendment, suspension or termination made in accordance with this
Section 15 that would adversely affect an Optionee's rights under an Option granted under the Plan may not be made without such Optionee's consent.

    The Committee shall have authority to cause the Company to take any action related to the Plan which may be required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, and the rules and regulations prescribed by the Securities and Exchange Commission. Any such action shall be at the expense of the Company.

16. FOREIGN JURISDICTIONS

    The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Company who are subject to such laws and who are eligible to receive Option grants under the Plan.

17. DURATION OF THE PLAN

    Grants may be made under the Plan until September 30, 2000.

18. NOTICE

    All notices and communications to the Company shall be in writing, effective as of actual receipt by the Company, and shall be sent to: General Mills, Inc., Number One General Mills Boulevard, Minneapolis, Minnesota 55426, Attention:
Corporate Compensation; If by Telex: 170360 Gen Mills; If by Facsimile: (612) 540-4925.

19. SECTION 16 OFFICERS

    With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    Effective as of September 18, 1995

                              General Mills, Inc.

[LOGO]     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                                                                            1995

The undersigned hereby appoints S.W. Sanger and C.W. Gaillard, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Stockholders to be held on September 18, 1995 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.


                                                              SHARES




                                                     ---------------------------

Please sign exactly as name appears above. Joint     ---------------------------
owners should each sign. Executors, administrators,    (Shareholders Sign Here)
trustees, etc. should so indicate when signing.
If signer is a corporation, please sign full name     Dated:______________, 1995
by duly authorized officer.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
 1. Election of Directors
    R.M. Bressler; L.D. DeSimone; W.T. Esrey; C.W. Gaillard; J.R. Hope; K.A. Macke; G. Putnam; M.D. Rose; S.W. Sanger; A.M. Spence;
    D.A. Terrell; C.A. Wurtele

/ / FOR all listed nominees              / /  WITHHOLD AUTHORITY to vote for
                                              all listed nominees

/ / LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided below.)



 2. Approval of appointment of KPMG Peat
    Marwick LLP as independent auditors       / / FOR   / / AGAINST  / / ABSTAIN

 3. Approval of 1995 Salary Replacement
    Stock Option Plan                         / / FOR   / / AGAINST  / / ABSTAIN


This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1, 2 and 3.